UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010

COMPASS ACQUISITION CORPORATION

 (Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222 /0255/0299)

No. 0620, Yongleyingshiwenhuanan Rd.,

Yongledian Town, Tongzhou District, Beijing, PR China

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 28, 2010, the Company filed its original Form 8-K to report the events contained herein and therein, which filing was amended on June 3, 2010 (“Prior Filings”). This Amendment No 2 to Form 8-K amends and supersedes in their entirety the Prior Filings. Readers also should note that this filing includes unaudited consolidated financial statements of the Company for the three month period ended March 31, 2010.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our Ordinary Shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Share Exchange Agreement.

(a) Effective May 24, 2010, Compass Acquisition Corporation (“Compass”) and its controlling shareholders entered into a share exchange agreement with Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”), and its shareholders. Pursuant to the agreement, all of the shareholders of Tsingda Technology exchanged their shares for a total of 244,022.78 preferred shares of Compass. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares. The conversion will occur concurrent with the approval by the Compass shareholders of an increase of its authorized ordinary shares to 100,000,000, however, it will not be subject to the proposed 3 for 1 consolidation of its ordinary shares referenced in the following sentence. Compass expects to seek a shareholder vote to increase its ordinary shares to 100,000,000, consolidate its outstanding ordinary shares on a 3 for 1 basis, and change its name to Tsingda eEDU Corporation within the next 45 to 60 days. As a result of the transaction, Tsingda Technology became a wholly owned subsidiary of Compass.

In addition, pursuant to the transaction, Mr. Karl Brenza resigned as President and Chief Executive Officer of Compass, and Mr. Zhang Hui was appointed Chairman, President, and a Director of Compass,  Liu Juntao was appointed Executive Vice President of the Compass, and Kang Chungmai was appointed Chief Financial Officer, and Secretary of Compass. Mr. Joseph Rozelle resigned as a member of the Board on or about June 21, 2010.

The share exchange agreement was adopted by the unanimous consent of the Board of Directors of both Compass and Tsingda Technology. All of the shareholders of Tsingda Technology were signatories to the agreement.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”).  On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Beijing Tsingda Century Investment Consultant of Education Co. Ltd (“Tsingda Education”), a company incorporated under the laws of the PRC, and its shareholders, in which Tsingda Management assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors. Tsingda Education wholly owns Beijing Tsingda Century Network Technology Co. Ltd. (“Tsingda Network”) which was incorporated in the PRC on February 14, 2004.

Immediately prior to the share exchange, the Company had authorized 39,062,500 ordinary shares, $.000128 par value of which 3,743,531 were issued and outstanding, and 781,250 preferred shares, $.000128 par value, of which no shares were outstanding. In connection with the share exchange, the Company issued 244,022.78 preferred shares to the Tsingda shareholders. Concurrent with the share exchange, we also issued 6,239,220 ordinary shares to a consultant pursuant to agreement with Compass. Upon effectiveness of the share exchange, the Company had 9,982,749 ordinary shares and 244,022.78 preferred shares outstanding. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares upon the approval by the Company’s shareholders of the increase of its authorized ordinary shares from 39,062,500 to 100,000,000. The ordinary shares received upon conversion of the preferred shares will not be subject to the proposed 3 for 1 consolidation discussed above.

Unless the context indicates otherwise, any reference herein to “Tsingda” shall mean Tsingda Technology, Tsingda Management, Tsingda Education, and Tsingda Network.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on May 24, 2010, Compass acquired Tsingda, a provider of on-line and off-line educational services in the Peoples Republic of China.

Prior to the Tsingda transaction, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act giving effect to the Tsingda transaction.

Information About The Company

Special Note

As mentioned herein, effective May 24, 2010, Compass Acquisition Corporation (“Compass”) acquired all of the outstanding capital stock of Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”). Tsingda Technology owns 100% of the issued and outstanding capital stock of Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”). On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Beijing Tsingda Century Investment Consultant of Education Co. Ltd. (“Tsingda Education”), a company incorporated under the laws of the PRC, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education. Beijing Tsingda Century Network Technology Co. Ltd. (“Tsingda Network”), a PRC company, is a wholly owned subsidiary of Tsingda Education.

The following information relates only to the business and operations of Tsingda Education and its wholly owned subsidiary, Tsingda Network. Prior to the Tsingda transaction, Compass did not engage in any business activity that generated revenues. Due to the immateriality of Compass and its business and operations, information concerning Compass has not been presented herein.

BUSINESS OF TSINGDA

General

Unless the context indicates otherwise, any reference herein to “Tsingda” shall mean Tsingda Technology, Tsingda Management, Tsingda Education, and Tsingda Network; and the Company shall include Compass and Tsingda.  All amounts are in US Dollars, unless indicated otherwise.

The Company’s corporate offices are located at: No. 0620 S. Road of Yongleyingshiweihua, Yongledian Town, Tongzhou District, Beijing, PR China, its phone number is +86-10-62690290 and its Chinese only website is www.tsingdacentury.com.

Tsingda Education was founded on October 24, 2003 in the Peoples Republic of China (PRC) and its actual operations commenced in 2006. The company is a leading on-line and off-line provider of educational services throughout PRC. Its focus is directed towards students ranging generally from six to eighteen years old. The company’s offline product consists of a chain of education centers, known as “Tsingda Learning Centers” and as of the date of this report, it has approximately 2,000 learning centers nationwide. These learning centers are mainly franchised locations, although it maintains a small number of company owned learning centers. The company’s on-line product is a web based platform offering a virtual school space where qualified teachers can offer courses to teach and students can seek their interested classes to enroll.

Tsingda Education has received the following awards reflecting its strength and position in China education industry:

•

Twice awarded “China Top-10 Brand of Education Chain” (2008 and 2009), China Education TV.

•

“China Top-10 Institute for Online Education” in 2009, by China Education TV.

•

“The Most Valuable Education Chain for Investment” in 2009, Sina.com (Nasdaq: SINA).

•

“Most Trustworthy Institute for Supplementary Education” in 2009, Sina.com (Nasdaq: SINA).

Tsingda Education’s fiscal 2009 revenues increased approximately 101% from the prior year and pre-tax net income increased by approximately 79% from the prior year. The following table reflects the audited consolidated results for fiscal years ended December 31, 2009 and 2008, respectively.

	2009	2008
Revenue	$14,650,863	$7,301,733

Expenses
Selling	3,875,405	1,511,838
General and administrative	3,716,663	1,753,357
	7,592,068	3,265,195

Operating Income	7,058,795	4,036,538

Other Income (Expenses)
Other income	80,973	1,064
Other expenses	(19,638)	(1,956)
Financial expense	-	(34,439)
Total other income (expense)	61,335	(35,331)

Income Before Income Taxes	$7,120,130	$4,001,207

Organization & Subsidiaries

Tsingda’s organization was structured to abide by the laws of the PRC. Its structure is depicted below:

Corporate Structure of Tsingda Group

Compass was organized under the laws of the Cayman Islands on September 27, 2006. Tsingda Technology was organized under the laws of British Virgin Islands on December 11, 2009. Tsingda Management was organized under the laws of the Peoples Republic of China (PRC) on  November 26, 2007. Tsingda Education was organized under the laws of the PRC on October 23, 2003. Beijing Tsingda Century Network Technology Co. Ltd. which was incorporated in the PRC on February 14, 2004.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Tsingda Management. On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Tsingda Education, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors of Tsingda Education. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Voting Rights Proxy Agreement, Equity Pledge and Option Agreement, through which Tsingda Management has the right to advise, consult, manage and operate Tsingda Education for an quarterly fee equal to its quarterly, after tax net profits. Additionally, Tsingda Education’s Shareholders have pledged their rights, titles and equity interest in Tsingda Education as security for Tsingda Management to collect consulting and services fees provided to Tsingda Management through an Equity Pledge Agreement. In order to further reinforce Tsingda Management’s rights to control and operate Tsingda Education, Tsingda Education’s shareholders have granted Tsingda Management the exclusive right and option to acquire all of their equity interests in Tsingda Education through an Option Agreement.

The Tsindga Learning Concept

The Company is an on-line and off-line provider of educational services throughout PRC. It rolled out its offline “Tsingda Learning Centers” concept in 2006, and more recently in late 2008, it introduced an interactive and real-time, online learning platform, called Tsingda Internet Classroom which is accessible world-wide. The Company’s on-line and off-line educational services are not accredited by the Ministry of Education or any other governmental agency. As such, this learning medium was not designed as a substitute or alternative to existing learning provided by government run schools located within the PRC, rather it has been shaped to supplement existing learning.

Tsingda Learning Centers principally target elementary school (grades K-8) students and in most instances are located in close proximity of an elementary level school. The Company estimates that 70% of its student base is elementary students, with junior high and high school students representing the remaining 30%. The expansion of its “Tsingda Learning Centers” was designed to generally avoid the tier one cities of Shanghai, Beijing, Chengdu, and Guangzhou. Instead expansion efforts were concentrated on the second and third tier cities in the PRC. The Company estimates that there are 50,000 targeted 2nd and 3rd tier cities in the PRC. The Company reasoned that competition in these lower tier cities would be less intense than first tier cities, but more importantly, product demand was expected to be higher in these rural areas due to disparity in educational funding between the two areas.

China’s vast territory and large population has lead to the significant differences in educational funding and development between urban and rural areas. Compared with first tier cities, many rural areas lack qualified teacher and training resources. In recent years, a series of positive measures have been taken by related authorities to support the development of distance education. However, the problem is still quite pronounced, and massive input of the private sector is in demand in these rural areas. (Source: The Central People’s Government of PRC - http://www.gov.cn/; Ministry of Education of PRC http://www.moe.edu.cn/).

According to official statistics, there is an obvious gap in the average education investment of students between rich and poor provinces in 2008. The gap reflected in primary schools, junior high schools and senior high schools can reach 7.9 times, 6.7 times and 8 times respectively. (Source Ministry of Education of PRC http://www.moe.edu.cn/).

As of December 31, 2009 and after three years of operations, approximately 1,750 Tsingda Learning Centers were in operation in 1,300 cities located in 27 provinces throughout the PRC. Of the total amount, three are company owned with the remainder being franchised operations. As of June 30, 2010, the Company has over 2,000 Tsingda Learning Centers in operation in 1,300 cities, of which four are company owned. The Company has become an educational channel with most geographical coverage in the industry, and has attained widespread recognition and reputation from its clients and the community.

In the fourth quarter of 2008, Tsingda Education successfully developed a robust, interactive learning platform called the “Tsingda Internet Classroom.” Tsingda Internet Classroom has been designed to be an “eBay®” online educational platform whereby buyers (students) and sellers (teachers) are linked through our proprietary software interface for the specific purpose of transacting educational related services. The target audience is mainly high school students, however, some classrooms are oriented towards junior high and other students. Company qualified teachers post specific courses along with pricing and presentations date(s). Interested students can browse the presentation web-page by teacher or subject matter. Teacher credentials, course outline, pricing, presentation times, and presentation mode (live or pre-recorded) are displayed for students. Course purchases are made electronically. Courses are presented through a live video feed which can be viewed electronically by the student. More popular courses are recorded for later presentation. This online learning platform offers students from less developed regions the opportunity to be able experience the teaching methodologies of better known, more experienced teachers from tier one cities, such as Beijing, Shanghai and Guangzhou.  Unlike the courseware provided at a learning center, courses in the virtual classroom have not been designed to be synchronous with local teaching curriculum.

The Tsingda virtual classroom was first launched for high school students, and later included junior high students. By the end of 2009, the number of students registered in this platform had exceeded 200,000, and the total amount of teachers using the platform exceeded 12,000.

The revenue model of Tsingda is comprised of its -- “online” and “offline” businesses.

"Online Teaching Classrooms":  All revenues generated from virtual classrooms are first collected by the Company and then shared with the respective teacher. The revenue sharing ratios for live sessions vary depending on teacher experience and course material. The Company receives between 60% of revenues from live sessions and 90% of revenues from pre-recorded sessions.

"Offline Tsingda Learning Centers" For franchised locations, the Company receives the initial licensing fee, annual management fees of franchisees, 20% of the student generated revenues, and 10% from the sale of reference books and stationary products in the centers. For company owned locations, the Company retains 100% of the revenue generated at location.

During fiscal 2009, revenues from offline Tsingda Learning Centers accounted for approximately 94% of the total Company revenues (of which 91% was attributable to revenues from franchised locations), while online operations accounted for approximately 6% of total Company revenues.

Our Growth Strategy

Our growth and expansion strategy includes the following measures:

Increase the number of franchised learning centers. Presently, the Company has over 2,000 locations located in principally 2nd and 3rd tier cities. It estimates that there are approximately 50,000 2nd and 3rd tier cities in the PRC. Our plan is to increase the number of franchised learning centers by increasing our advertising and marketing initiatives in an effort to attract more franchisees. Our marketing and expansion efforts will remain in the 2nd and 3rd tier cities. During remainder of calendar year 2010, the Company intends to open approximately 500 additional franchised locations.

Increase the number of company owned learning centers. Due to the size of company owned locations, it is capable of absorbing higher student traffic, and thus generating higher overall revenues than a franchised location. In addition, the company recognizes all of the revenue stream from a company location. During the remainder of calendar year 2010, the Company intends to open approximately 35 additional company owned locations.

Increase traffic to our virtual classrooms. We plan to allocate more capital resources to the marketing of our virtual classrooms. This will be accomplished by subscribing to more per click ad space on selected Internet sites, such as Sina.com and Yahoo.com.cn.

Expand our menu of online and offline classes. For its Learning Centers, it intends to expand the breath of its services to include non-educational classes like paining and dancing and to enter into licensing arrangements for extracurricular programs.  For its virtual classroom, its plans to expand its menu to include classes on Western culture, such as art, food and entertainment. It also plans to develop English based platform where students can learn the different regional languages of China and Chinese culture including regional cooking and herbal medicine.

Tsingda Learning Centers.

As of the June 30, 2010, approximately 2,000 Tsingda Learning Centers are in operation in 1,400 cities throughout the PRC. Substantially all of these locations have been franchised to independent third parties, with three of these centers are Company owned.

The following graph depicts the number of franchised locations by region at the end of fiscal 2009.

A typical franchised learning center is approximately 100 to 300 square meters, while a company owned locations are almost double in size at 300 to 800 square meters.  Each franchised center is staffed with 4-5 employees, generally counselors, while company owned centers are staffed with 8-10 employees. The staff generally includes one supervisor, with remainder of staff consisting of counselors. The company’s experience to date has been that most centers are owned and operated by former teachers in the respective regions. Consequently, these operators often times are familiar with many of the families in the area and are able to promote the centers attributes to their prospective customer base.

Generally, each learning center is located within close proximity of an elementary school, and most students are able to walk from their primary school to the learning center. Hours of operation are between 9:00 am to 8:30 pm each school day, however, high student traffic generally occurs between 3:00 pm to 6:00 pm. A typical franchise center receives approximately 40-80 students per day, while a company owned center receives approximately 80-100 students per day.

The Company has developed courseware designed to synchronously support existing curriculum offered by elementary, junior high and high schools in the PRC. The Company’s courseware is not an alternative to existing schooling, rather it is designed to support and compliment the state provided education.  It is regionally specific for approximately 97% of the regions in the PRC.

A Tsingda Learning Center consists of three segregated areas, online learning, counselor guidance, and educational products.

Online Learning Area. Each franchised and company owned center generally supports 15 and 50 computers, respectively, in the online learning area. During periods of high student traffic, computers are accessible to students for a maximum of one hour. Students pay for courses in advance with cash or electronically at the time of delivery through the Tsingda “e-card,” a re-chargeable debit card. Course materials at the learning center have been designed to match course subjects provided in local public schools. Once a student enters his name, ID and password, the Company’s proprietary software immediately recognizes the student’s school, grade level, and proficiency, and instantaneously delivers a menu of teaching materials designed to match the student’s current curriculum. The menu includes practice sessions, online Q&A database, mock tests, and interactive Q&A with teachers.

Counselor Guidance Area. Students utilize the counselor guidance area to complete homework or to perform workshop materials. The guidance area is supervised by counselor to ensure that students are not distracted by other students.

Education Product Area.  Each center provides an array of products available for sale to students, which include teaching materials complimentary to courseware, DVDs, books, learning toys, and general office supplies. Students also are able to purchase Tsingda “e” learning cards in this area.

Key features of the Company’s proprietary courseware are as follows:

Comprehensive Reference Library. The Company has digitized 97% of the teaching materials of all elementary, junior high and high schools in the PRC. The library allows for easy student reference to the familiar teaching materials.

Curriculum Matching Courseware. Early in its product development, the Company recognized that in the PRC, like most other developed and developing countries, teaching curricula for the identical subject matter vary by region or province. Apart from digitizing 97% of the teaching materials of all elementary, junior high and high schools in the PRC, the Company has customized its teaching courseware to match local teaching materials. This means that a student in a Sichuan city learning center and a student in Nanjing city learning center will receive different courseware material on the same subject matter. These customized learning materials have been developed by the Company in collaboration with regional teachers.

Synchronous Courseware Delivery. The courseware delivers teaching materials to the student synchronously with materials taught in local schools. When logging on to the courseware, the student will identify the subject and lesson number. The Company’s proprietary software automatically delivers relevant teaching materials to the student. Sync courses completely match the local school textbook editions and provide repetitive learning for students. For each subject, students can choose from a variety of teachers thereby exposing student to different teaching practices.

Interactive Teaching. The proprietary courseware detects weaknesses in a student’s aptitude. During testing and Q&A sessions, incorrect answers generate subsequent questions specifically aimed at the bolstering student’s weaknesses.

Results Evaluation. The courseware is result oriented and thus provides scores on mock tests and practice sessions so that the student can gauge his/her performance. Parents also can receive progress reports on demand which reflect a student’s progress in a given subject over a period of time.

Franchise Details

As of June 30, 2010, the Company has in excess of 2,000 franchised learning centers throughout the PRC. For each location, the Company enters into a standardized agreement with the franchisee.

Each franchise agreement grants a specific territory to a franchisee which in turn requires the franchisee to open a corresponding number of centers commensurate with such territory as follows:

Minimum Number of Centers	Territory
3	County
5	Perfecture City
8	Provincial Capital City
50	Province

For reference purposes, the PRC consist of 23 provinces, 4 municipalities, 5 autonomous regions and 2 special administrative regions. These administrative divisions are further divided into prefectures with each prefecture consisting of numerous counties and townships.

The term of the agreement is one year, and renewable yearly by agreement of the parties. Under the agreement, franchisees are required to pay an initial licensing fee of $7,000 to $10,000 per location depending on franchise territory, with annual payments of 10% of the initial fee. Franchisees are must maintain a standardized signage, storefront and interior design, adhere to company pricing policies for courseware , and exclusively use company generated materials, among other terms. Franchisees are required to bear all the costs of owing and operating each center, including rent, staffing, and marketing. The costs to open a learning center for a franchisee ranges from $40,000 to $60,000, which includes the initial franchise payment to the company, lease deposits, leasehold improvements, furniture, fixtures and equipment (15-40 desktop computers).

Franchisees also are required to obtain necessary operating permits, and comply with applicable laws and regulations.

Company Owned Centers.

As of the date June 30, 2010, the Company owns three learning centers, located in the suburban areas of Beijing. As mentioned, the Company owned locations are approximately 3,000 to 4,000 square feet and are staffed by 8-10 persons. Due its larger size, the center is equipped with between 30-40 computers and can support 80 to 100 students per day.

Tsingda Virtual Classroom.

The “Tsingda Internet Classroom is a robust, multi-faceted on line educational platform delivering educational services in the PRC. The virtual classroom has been designed to be an eBay® like interface whereby buyers (students) and sellers (teachers) are linked through its proprietary software for the specific purpose of transacting educational related services. The platform currently targets mainly high school students and to a lesser extent junior high school students. However, the learning system can be applied to a variety of other educational fields including vocational education, and (global) Chinese language learning, among others. As mentioned elsewhere herein, the Company recognized the disparity in the level of public educational service delivered in the various regions throughout the PRC. The Company believes that its platform attempts to bridge somewhat the education gap by allowing students from the poorer, less funded regions, to experience the acumen and curricula of renowned teachers.

The Company first implemented its Internet classroom in the forth quarter of 2008. As of the December 31, 2009, total registered students and teachers reached 200,000 and 12,000, respectively. As of the June 30, 2010, total registered students and teachers reached 350,000 and 16,000, respectively.

Teacher Arrangements.

Qualifications of Teachers.

At inception, the Company believed that the strength and future success of its virtual classroom was dependent upon the qualifications of its faculty. As a result, it has implemented the following practices designed at attain and maintain high teacher integrity;

Background. The Company runs a series of background checks to verify academic credentials and employment history of each teacher. These checks include obtaining transcripts from schools and universities as well as phone interviews with colleagues.

Experience. Each teacher must have at least five years of prior teaching or research experience.

Course Subjects. Course subjects and course outlines are approved in advance to ensure that courses presented avoid sensitive political and social issues.

Quality Control. The Company frequently monitors live sessions to ensure that teachers adhere to pre-approved course outlines and to assess overall teacher performance. In addition, the Company also monitors email exchanges between students and teachers.

Financial Arrangements with Teachers.

The Company enters into formal agreements with its qualified teachers. Under the agreement, qualified teachers receive from the Company a percentage of subscription revenue from live courses. The percentage inuring to the teacher ranges between 10% to 40% dependent upon class subject matter, level of difficulty, and teacher qualification. In addition, teachers also receive from the Company 10% of subscriber revenue for all pre-recorded classes.  All course materials prepared by teachers are property of the Company.

As mentioned, teachers are qualified by the Company. Qualified teachers are afforded the flexibility to develop course content which they perceive as receptive to students, subject to approval by the Company. Teachers are then able to post to the platform, relevant information concerning one or more classes to be offered by the teacher. Relevant information includes the subject matter of the class, date and time of the class, price of the class, and the qualifications of the teacher. On any given day, a student can browse over hundreds of classes on a variety of subject matters. More popular classes are English, Math and Physics. Courses are presented live or pre-recorded from a prior live session. Classes range between 0.5 to 1.0 hours. Pricing ranges between $1.50 and $50 per class, again dependent upon class subject matter, level of difficulty, and teacher qualification.  Students enroll in the system by providing relevant personal and educational information, along with electronic bank information. Students log on to the platform by entering an assigned user name and password. The software interface allows students to browse the system by subject matter and teacher name.  Interested students can enter the virtual classroom for a free listing period of approximately five minutes  after which the student can either log out or remain online and his/her account will be charged for the class.

"Tsingda Internet Classroom" has designed a variety of teaching modalities to meet the "teaching" and "learning" requirements. These teaching methods include:

Renowned Teacher Classroom. The company has attracted over 150 teachers who are regarded as “renowned teachers” to prepare and develop courses. Generally, these courses are well attended and attendance can range from 1,000-10,000 students. The renowned teacher classroom enables students from the rural regions to experience the teaching skills and acumen of these renowned teachers. Renowned teacher classrooms are often recorded for subsequent viewing by students.

General Classroom. These classes are presented by qualified, albeit not renowned teachers. Typically, these classes are attended by 30 to 50 students. These classrooms are used for general courses, including as mathematics, English, and physics.

One-on-One Classroom. These are real time classrooms specially designed for students desiring personalized and private tutoring space.

All of the classrooms are designed to be interactive whereby teacher and student can communicate electronically through text messaging, audio feeds, and email, however, due to size of the Renown Teacher Classroom, interactive communications are limited.

The competitive advantages of the Tsingda’s virtual classroom are as follows;

No Geographical Limitation. The proprietary interface allows a student from anywhere in the PRC or elsewhere to subscribe to a variety of courses, many of which are presented by renowned teachers.

Real-time Interaction.  Many of the live courses allow real-time interaction between the student and teacher. Student/teacher communication can occur instantaneously by text messaging, audio channels, and emails.

Learning on demand. The Company’s platform provides a wide variety of live courses with a broad scheduling format, which includes weekends and holidays. Pre-recorded course are available 24/7.

Employees. As of March 31, 2010, the Company had approximately 150 full time employees and seven officers, including its chairman, and chief executive officer. Its employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. The Company also contracts with third party software providers from time to time to develop software applications in accordance with Company specifications.

Properties.  The Company’s corporate offices are located at No. 0620 S. Road of Yongleyingshiweihua, Yongledian Town, Tongzhou District, Beijing, PR China. The Company has entered into a three year lease terminating February 28, 2011. The office space presently consists of approximately 1,868 square meters. Annual rent for fiscal year 2010 is expected to be approximately $360,963.

As of the date June 30, 2010, the Company has three  company owned learning centers, all of which are located in the suburban areas of Beijing. Relevant information with respect to each of these locations is as follows:

Size of Premises (Sq. Meters)	Lease Term	Commencement Date	Annual Rent
674.11	3 years	11/08/2009	$46,000
312.25	5 years	4/12/2010	$43,000
375.97	3 years	4/12/2010	$49,000

Equipment Suppliers.  The Company purchases its servers and computers from various large suppliers like Dell and Lenovo, among others. The Company purchases products from its suppliers on an “as needed” basis and presently does not believe the loss of any one supplier will have an adverse effect on its business.

Intellectual Property.

A total of four copyright registrations have been received with respect to various software applications used in our business. A total of 8 patent applications have been filed in the PRC in relation to the various aspects of our business. A summary of our patents is set out below:

Competition and Markets

In recent times, the PRC government has taken initiatives to improve of the educational system throughout the country due principally to the recognition that the country's technological development ultimately rests on the level of competency, or level of education, of its workforce. Yet despite these initiatives, there remains a severe need for ancillary education in the PRC due to a number of factors. China’s vast territory and large population have lead to a significant disparity in public educational offerings between urban and rural areas. According to official statistics, there is a significant gap in the average education investment of students between rich and poor provinces. The public funding disparity for primary schools, junior high schools and senior high schools can range between 6-8 times more in the rich, urban areas compared with the poorer, rural areas. (Source: Ministry of Education of PRC http://www.moe.edu.cn/). Compared with first-tier cities in PRC, many rural areas lack qualified teacher and training resources due principally to lack of funding from local governments. In recent years, a series of positive measures have been taken by related authorities to support the development of distance education.  However, the problem is still quite pronounced, and massive input from the private sector is in demand. (Source: The Central People’s Government of PRC http://www.gov.cn/; Ministry of Education of PRC http://www.moe.edu.cn/)  The Company expansion strategy targets these rural, under funded areas.

According to information published by the PRC government, Tsingda Education’s target population market as of December 31, 2010 is approximately 360 million individuals. The group is comprised of: infants and children below school age (6) - 160 million; primary school students - 110 million; junior high school students - 60 million; and senior high school students 30 million. (Source Ministry of Education  http://www.moe.edu.cn/)

Based on industry data, the market scale of online education in 2008 in the PRC amounted to approximately $5.1 Billion with 2012 projections reaching $10.6 Billion. Moreover, online education learners in China will climb to 23.1 million in 2010, twice as many as that in 2007. (Source: iResearch Consulting) In addition, Chinese online education market will experience an average growth of 150% in the next five years (Source: Beijing CCID Consulting).

Currently, the Company believes that it does not confront direct competition from its business model of offering combined offline and online educational services. Separately, however it does face direct competition from online web schools with respect to its online learning platform, and it faces indirect competition from traditional offline cram schools with respect to its learning centers. For its offline learning centers, the Company has avoided direct competition from the larger learning companies by avoiding the geographics of first tier cities. In addition, the Company has separated itself from most of its competition (both online and offline) due to its digitized and video content, which includes courseware from virtually all regions of the PRC. Moreover, the Company’s menu of online classrooms far exceeds it competitors.

Government Regulation

Our business is subject to regulation by governmental agencies in the PRC. Business and company registrations are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses and certificates.

We have received an operating license from Beijing Administration for Industry and Commerce. Our operating license enables us to conduct our business of providing non-certified educational services. The registration No. is 110112006225438, and it is valid from October 24, 2003 through October 23, 2013.   Once the term has expired, the license is renewable.

Our business is not subject to environmental rules or regulations.

Market Price and Dividends.

Our ordinary shares have not been listed for trading on the OTC Bulletin Board or on any stock exchange and we do not anticipate applying for listing on any exchange until after such time that we have completed a business acquisition.

We have not paid any cash dividends to date and we do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize available funds for development of our business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Tsingda Education for the three months ended March 31, 2010 and 2009 and for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, Tsingda Education’ financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Tsingda Education, with its subsidiary Tsingda Network, is a leading offline and online provider of educational services in the PRC. It has established the largest chain of education centers, known as “Tsingda Learning Centers.” As of the date of this report, it has in excess of 2,000 learning centers nationwide. Tsingda Education focus is directed towards students ranging from six to eighteen years old. Off-line services are comprised of company owned locations as well as franchised learning centers. On-line educational services are a web based platform offering services similar to its learning centers.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Tsingda Management. On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Tsingda Education, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors of Tsingda Education. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which Tsingda Management has the right to advise, consult, manage and operate Tsingda Education for a quarterly fee in the amount of 100% of Tsingda Education’s quarterly, after tax net profits. Additionally, Tsingda Education’s Shareholders have pledged their rights, titles and equity interest in Tsingda Education as security for Tsingda Management to collect consulting and services fees provided to Tsingda Management through an Equity Pledge Agreement. In order to further reinforce Tsingda Management’s rights to control and operate Tsingda Education, Tsingda Education’s shareholders have granted Tsingda Management the exclusive right and option to acquire all of their equity interests in Tsingda Education through an Option Agreement.

As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Tsingda operating results, assets and liabilities within its financial statements.

Results of Operations (Unaudited) for the Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

The following table sets forth key components of the Tsingda Education’s results of operations for the periods indicated in dollars. The discussion following the table addresses these results.

	March 31, 2010	March 31, 2009

Revenue	$3,851,061	$3,453,353

Expenses
Selling	594.018	1,565,395
General and administrative	1,023,108	972,196
	1,617,126	2,537,591

Operating Income	2,233,935	915,762

Income Before Income Taxes	2,233,050	917,174

Provision for Income Taxes	334,958	143,104
Net Income	1,898,093	774,070

Other Comprehensive Income	2,147	94,527
Total Comprehensive Income	$1,900,240	$868,597

Revenues. For the three months ended March 31, 2010, we had revenues of $3,851,061, as compared to revenues of $3,453,359 for the three months ended March 31, 2009, an increase of approximately 11.5%. The increase is due to growth of the company’s online and offline businesses.

Expenses. For the three months ended March 31, 2010, we had expenses which are comprised of selling and general and administrative expenses of $1,617,126, as compared to expenses of $2,537,591 for the three months ended March 31, 2010, a decrease of approximately 36.3%.

General and administrative expenses include rent, corporate salaries, and related expenses. For the three months ended March 31, 2010, we had general and administrative expenses of $1,023,108 as compared to $972,196 for the comparable period from the prior year. The increase of approximately 5.2% in general and administrative expenses is due principally to the hiring of additional personnel to meet the company’s business growth.

Income Before Taxes. Income before taxes for three months ended March 31, 2010 was $2,233,050 compared with $917,180 for the comparable period from the prior year, which represents an increase of 143%.

Provision for Income Tax.  For the three months ended March 31, 2010, we had a provision for income tax of $336,188 compared with $143,103 for the comparable period for the prior year. The increase in tax provision is commensurate with the increase in operating income for the current period.

Net Income. For the reasons discussed above, we had net income for three months ended March 31, 2010 of $1,896,862 compared with $774,077 for the prior annual period.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2010, we had working capital of $10,337,494 compared with working capital of $7,951,103 as of March 31, 2009.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, and working capital. The main sources of cash have been from revenues from franchisees and from our company owned locations.

The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

An increase in working capital requirements to finance the growth of our company owned locations,

•

Addition of administrative and marketing personnel as the business grows,

•

Increases in advertising, public relations and sales promotions for its franchising efforts into new or existing markets,

•

Software development and the purchase of servers as commensurate with student population growth, and

•

The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

Results of Operations (Audited) for the Year ended December 31, 2009 Compared to the Year ended December 31, 2008

The following table sets forth key components of the Tsingda Eduation’s results of operations for the periods indicated in dollars. The discussion following the table addresses these results.

	December 31, 2009	December 31, 2008
Revenue	$14,650,863	$7,301,733

Expenses
Selling	3,875,405	1,511,838
General and administrative	3,716,663	1,753,357
	7,592,068	3,265,195

Operating Income	7,058,795	4,036,538

Income Before Income Taxes	7,120,130	4,001,207

Provision for Income Taxes:
Current	989,925	1,090,448
Deferred	78,095	62,938
Total income taxes	1,068,020	1,153,386

Net Income	6,052,110	2,847,821

Other Comprehensive Income (Loss)	(40,113)	265,587
Total Comprehensive Income	$6,011,997	$3,113,408

Revenues. For the year ended December 31, 2009, we had revenues of $14,650,863, as compared to revenues of $7,301,733 for the year ended December 31, 2008, an increase of approximately 101%. The increase is due to growth of our offline teaching centers.

Expenses. For the year ended December 31, 2009, we had expenses which are comprised of selling and general and administrative expenses of $7,592,068, as compared to expenses of $3,265,195 for the year ended December 31, 2008, an increase of approximately 133%.

General and administrative expenses include rent, corporate salaries, and related expenses. For the year ended December 31, 2009, we had general and administrative expenses of $3,716,663 as compared to $1,753,357 for the prior year. The increase of approximately 113% in general and administrative expenses is due principally to the hiring of additional personnel to meet the company’s business growth.

Operating Income. Operating income for the year ended December 31, 2009 was $7,058,795 compared with $4,036,538 for the prior annual period, which represents an increase of 74.9%.

Income Tax.  For the 2009 annual period, we had total income tax of $1,068,020 compared with $1,153,386 for the prior annual period. Despite the significant increase in revenues for the 2009 period, income tax was relatively flat for the 2009 period due to the fact that the Company’s tax rate for 2009 was reduced from 25% to 12.5%.

Net Income. For the reasons discussed above, we had net income for the period ended December 31, 2009 of $6,011,997 compared with $2,847,821 for the prior annual period.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, we had working capital of $7,951,103 compared with working capital of $5,860,963 as of December 31, 2008.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, and working capital. The main sources of cash have been from revenues from franchisees and from our company owned locations. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

An increase in working capital requirements to finance the growth of our company owned locations,

•

Addition of administrative and marketing personnel as the business grows,

•

Increases in advertising, public relations and sales promotions for its franchising efforts into new or existing markets,

•

Software development and the purchase of servers as commensurate with student population growth, and

•

The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended December 31, 2009. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Variable Interest Entities

Pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”) we are required to include in our consolidated financial statements the financial statements of variable interest entities.  FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity.

Tsingda Education is considered a variable interest entity (“VIE”), and we are the primary beneficiary. On April 26, 2010, we entered into agreements with Tsingda Education pursuant to which we shall receive a quarterly fee in the amount of Tsingda Education’s quarterly, after tax net profits. In accordance with these agreements, Tsingda Education shall pay consulting fees equal to 100% of quarterly, after tax net profits to our wholly-owned subsidiary, Tsingda Management, and Tsingda Management shall supply the technology and administrative services needed to service Tsingda Education.

The accounts of Tsingda Education are consolidated in the accompanying financial statements pursuant to FIN 46R. As a VIE, Tsingda Education’s sales are included in our total sales, its income from operations is consolidated with our, and our net income includes all of Tsingda Education’s net income. We do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we have pecuniary interest in Tsingda Education that requires consolidation of Tsingda Education’s financial statements with our financial statements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Network. All intercompany transactions and balances have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, short term investments, accounts receivable and advances to suppliers. However, all Company assets are located in the PRC and Company cash balances are on deposit at financial institutions in the PRC, the currency of which is not free trading. Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

Recognition Of Revenue

Revenue is realized through sales to franchisees and other agents of rights to conduct online and offline education services.  Access to these services is obtained through the use of “cards”.  These cards are also sold to individual consumers.   The cards are used in a manner similar to the use of prepaid cards.

Revenue is recognized as education services are consumed.  Management is able to track the use of these services through its computer monitoring systems.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, short term investments, accounts receivable and other receivables, advances to suppliers, accounts payable, accrued liabilities, and other liabilities, approximate their fair values at December 31, 2009.

Fixed Assets

Fixed assets are recorded at cost. Depreciation and amortization is computed using the straight line method, with lives of five years for computers and related equipment and furniture, and eight to ten years for automobiles.  Intangibles are the cost of computerized video lessons delivered both online and offline; this cost is amortized by the straight line method using lives of three years.

Taxes

The Company generates its income in China where Value Added Tax, Business Tax, Income Tax, City Construction and Development Tax, and Education Surcharge taxes are applicable. The Company does not conduct any operations in the U.S.; therefore, U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Common Stock

Common stock of the Company will occasionally be issued in return for services. Values will be assigned to these issuances equal to the market value of the common stock at the applicable measurement dates.  A Measurement Date is defined under pronouncements of the FASB which state the criteria to be used for the valuation of stock issued for goods and services.

Stock Options

Stock options, if issued, will be valued at fair value on the dates of issuance using a Black Scholes valuation model, in accordance with pronouncements of the FASB.

Other Comprehensive Income

The Company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income. Resultant gains and losses during the years 2009 and 2008 are all the result of translations of Chinese currency amounts to U.S. dollars.

Foreign Currency Translation

All Company assets are located in China. These assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi), which is the functional currency. They are translated into US dollars as follows:

(a) Assets and liabilities, at the rates of exchange in effect at balance sheet dates;

(b) Equity accounts, at the exchange rates prevailing at the times of the transactions that established the equity accounts; and

(c) Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income.

Product Warranties

Refunds to students who withdraw from courses are rarely made and are made only at the discretion of the Company. For this reason and, since revenue is recognized only as services are provided, no provision is needed for possible withdrawals.

Advertising Cost

The Company expenses advertising costs when an advertisement occurs.

Segment Reporting

Management treats the operations of the Company as one segment.

Recently Adopted Accounting Pronouncements

Management believes that none of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 39,062,500 ordinary shares, $.000128 par value, and 781,250 preferred shares, $.000128 par value. Immediately prior to the transaction, 3,743,531 ordinary shares and no preferred shares were issued and outstanding. At the Closing of the transaction, 9,982,749 ordinary shares and 244,022.78 preferred shares were issued and outstanding.

(a) Ordinary Shares. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding Ordinary Shares are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each Ordinary Share held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Ordinary Shares are not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of Ordinary Shares are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Ordinary Shares. The outstanding Ordinary Shares are, and the Ordinary Shares to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. As of the date of this Report, 244,022.78 preferred shares were issued and outstanding. Each share of these preferred shares have identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares. The conversion will occur concurrent with the approval by the Compass shareholders of an increase of its authorized ordinary shares to 100,000,000, however, the conversion will not be subject to the proposed 3 for 1 share consolidation.  With respect to the remaining 537,227.22 preferred shares un-issued, the Board of Directors is empowered to designate and issue from time to time one or more classes or series of Preferred Stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Ordinary Shares have not been quoted or listed for trading on the Over-The-Counter Bulletin Board (“OTCBB”) or on any stock exchange.

Holders

As of the date of the Report, 9,982,749 ordinary shares are held by 461 shareholders and 244,022.78 preferred shares are held by 15 shareholders.

Dividend Policy

Since inception we have not paid any dividends on our Ordinary Shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Ordinary Shares. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

As of the date of this Report, the Company does not have any compensation plans under which its equity securities are authorized for issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compass

On September 27, 2006, the Company issued 1,000,000 and 100,000 ordinary shares to Nautilus Global Partners and Mid-Ocean Consulting Limited (subsequently adjusted to 781,250 and 78,125) at a price of $0.0001 per share.  Mr. Rozelle, one of Company’s directors is the President of Nautilus Global Partners, LLC.

On March 1, 2008, the Company consolidated the authorized ordinary share capital of the Company from 50,000,000 ordinary shares of $0.0001 par value each to 39,062,500 ordinary shares of $0.000128 par value each. This resulted in every shareholder as of March 1, 2008 receiving 0.78125 ordinary shares for every ordinary share previously held.  This was treated as a stock split for U.S. GAAP purposes, and all share and per share data is presented as if the consolidation took place as of the date of inception, September 27, 2006.  On March 1, 2008, the Company also consolidated the authorized preference share capital of the Company from 1,000,000 preference shares of $0.0001 par value each to 781,250 preference shares of $0.000128 par value.

On March 12, 2010, Tsingda Education entered into an agreement with Maxim Group, LLC (“Maxim), a FINRA registered broker dealer, to act as a placement agreement on a best efforts basis in connection with a proposed private placement offering of Tsingda Education and its affiliates and subsidiaries. Under the Agreement, Maxim is entitled to receive 8% of the gross proceeds of the offering and stock purchase warrants equal to eight percent  of the number of securities sold in the offering. The term of the warrants is five years, although not exercisable for the initial six months, and are exercisable at 110% of the per share offering price.  Tsingda Education also is obligated to pay reasonable fees and expenses of Maxim not to exceed $50,000.

On May 17, 2010, the Company agreed to issue an aggregate of 2,745,256 ordinary shares of the Company, par value $0.000128 per share to MJR Holdings, Inc., Christopher Fiore, Clifford Teller and Karl Brenza, (each a “Purchaser” and collectively the “Purchasers”) for an aggregate purchase price of $30,000. The personal funds of the Purchasers were the source of the funds used in the transaction. The 2,745,256 ordinary shares are approximately 73.3% of the outstanding capital stock of the Company. The Purchasers are affiliates of Maxim.

Tsingda Transactions

Tsingda Technology owns 100% of the issued and outstanding capital stock of Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”).  On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Beijing Tsingda Century Investment Consultant of Education Co. Ltd (“Tsingda Education”), a company incorporated under the laws of the PRC, and its shareholders, in which Tsingda Management assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors. The contractual arrangements are comprised of a Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, and Option Agreement, through which Tsingda Management has the right to advise, consult, manage and operate Tsingda Education for a quarterly fee in the amount of 100% of Tsingda Education’s quarterly, after tax net profits. Additionally, Tsingda Education’s Shareholders have pledged their rights, titles and equity interest in Tsingda Education as security for Tsingda Management to collect consulting and services fees provided to Tsingda Education through an Equity Pledge Agreement. In order to further reinforce Tsingda Management’s rights to control and operate Tsingda Education, Tsingda Education’s shareholders have granted Tsingda Management the exclusive right and option to acquire all of their equity interests in Tsingda Education through an Option Agreement.

Pursuant to the Tsingda transaction, and as described elsewhere herein, on May 24, 2010, the Company issued 244,022.78 preferred shares of Compass to the Tsingda shareholders in exchange for 100% of the outstanding shares of Tsingda Technology. The Company also issued 6,239,220 ordinary shares to Eastbridge Investment Group Corporation pursuant to a consulting agreement between Compass and Eastbridge.

During fiscal 2008 and 2009, Tsingda Educations made advances to its chief executive officer and to its executive vice president, both of whom are significant company shareholders.  As of March 31, 2010, the advances were paid back to Tsingda Education.

Other than employment, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Ordinary Shares; or
(D)

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Prior to the consummation of the Share Exchange Agreement, our Board of Directors consisted of two members, Mr. David Richardson and Mr. Joseph Rozelle, who were elected to serve until their successors are duly elected and qualified. Mr. Richardson has resigned from the Board of Directors on May 20, 2010, and Mr. Rozelle resigned on June 21, 2010. Mr. Hui Zhang, Mr. Liu Juntao and Mr. Kang Chungmai have been appointed to our Board of Directors with their respective appointments and resignations effective on various dates as follows: Mr. Zhang’s appointment became effective on May 24, 2010, while the appointments of Mr. Liu Juntao and Mr. Kang Chungmai will become effective on June 21, 2010. On May 24, 2010, our Board of Directors also appointed the new executive officers as listed below.

Directors and Executive Officers

The names of our current officers and directors, as well as certain information about them, are set forth below:

NAME	AGE	POSITION
Zhang Hui	44	Chairman of the Board of Directors, Chief Executive Officer and President
Liu Juntao	48	Executive Vice President and Director (1)
Kang Chungmai	40	Secretary, Chief Financial Officer and Director (1)

(1)	The respective officer position is effective on May 24, 2010. Each became a director on June 21, 2010.

Zhang Hui established Tsingda Century in 2003, and has been its chairman, chief executive officer since its inception. From 1999 to 2003, he was vice president of Singapore Holding Group, during when he has integrated management methods and cultural diversity under different background efficiently, and then setting up a new branch for Singapore Holding Group-Holding Technology (Shenzhen) Co., Ltd. From 1995 to 1999, Mr. Zhang worked as the newsroom director and vice chief editor of China technology information magazine, successfully hatching the publication of the best choice of Chinese excellently expertise, Chinese diathesis education, Chinese innovation education and China education research. He graduated from Wuhan University of Technology in 1989.

Liu Juntao has been the executive vice-president of Tsingda since its inception. Prior to his employ with Tsingda, he experienced over 10 years of administrative work for government. He also spent 5 years in private industry in the PRC where worked in product development, market exploiting and customer service. Mr. Liu graduated from Huazhong Agriculture University in 1983.

Kang Chungmai has been the chief financial officer and secretary of Tsingda since Jan. 2010. From 2004 to 2007, he worked as managing director in Zero2IPO Group in Beijing a financial consulting firm. From 1999 to 2002, he served as CFO in Optoma Electronics (the largest TFT-LCD backlight and DLP projector producer in the world). From 1996 to 1999, he served as financial manager in Far Eastern Department Stores (the largest chain of department stores in the Greater China Region) based in Taipei. He had broad experiences in general financial management, debt and equity financing, foreign exchange hedging, offshore holding structure design, and investment evaluation. Mr. Kang holds his master degree in International Finance from the University of Westminster, London, UK in 1996. He also expects to receive the PhD degree in Management from the University of Edinburgh, Edinburgh, Scotland in 2010.

Except as noted above, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the 2009 fiscal year, we have determined that Mr. Rozelle and Mr. Richardson, former officers and directors, have been delinquent in filings their Form 3’s and Form 4’s. The Company believes that its current officers and largest stockholder will seek to comply timely with all future reporting under Section 16(a) of the Exchange Act.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the Cayman Islands courts to be contrary to public  policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

CORPORATE GOVERNANCE

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Meetings and Annual Meeting

During 2009 fiscal year, our Board of Directors did not meet. We did not hold an annual meeting in 2009.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

We do not have a charter governing the nominating process. The members of our Board of Directors, who perform the functions of a nominating committee, are not independent because they are also our officers. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, Mr. Zhang Hui is serving as the Chairman of our Board of Directors, Chief Executive Officer, and President. Mr. Zhang’s role is to oversee and manage the Board of Directors and its functions, including setting meeting agendas and running Board meetings. In this regard, Mr. Zhang and the Board of Directors in their advisory and oversight roles are particularly focused on assisting senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Shareholder Communications

Our Board of Directors does not currently provide a process for shareholders to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management may establish a process for shareholder communications in the future.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background and Compensation Philosophy

Our operating subsidiaries were private limited companies organized under the laws of the People’s Republic of China, and in accordance with its regulations, the salary of our executives was determined by our shareholders.

Our named executive officers are Mr. Zhang Hui, our Chief Executive Officer and President and Kang Chungmai, our Chief Financial Officer. We have no employees whose compensation exceeded $100,000.

As the membership of our Board of Directors increases, our Board of Directors intends to form a compensation committee charged with the oversight of our executive compensation plans, policies and programs and the authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.

Summary Compensation Table — Fiscal Years Ended 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Zhang Hui	2009	$55,385	0	0	0	0	$55,385
Chairman, President, and	2008	$55,385	0	0	0	0	$55,385
Chief Executive Officer

Kang Chungmai	2009	0	0	0	0	0	0
Chief Financial Officer	2008	0	0	0	0	0	0

Joseph Rozelle,	2009	0	0	0	0	0	0
Former President and Chief	2008	0	0	0	0	0	0
Financial Officer and Secretary(2)

Karl Brenza	2009	0	0	0	0	0	0
Former Chief Executive Officer (3)

(1)

On May 24, 2010, we acquired Tsing Da in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Zhang Hui became our Chief Executive Officer and President and Kang Chungmai became our Chief Financial Officer. Prior to the effective date of the reverse acquisition, Mr. Zhang and Mr. Kang held the same positions with Tsing Da, respectively. The annual compensation shown in this table includes the amounts Mr. Zhang received from Tsing Da prior to the consummation of the reverse acquisition. Mr. Kang was hired by Tsing Da in January 2010 and his annual salary is approximately $46,225.

(2)	Mr. Joseph Rozelle resigned from the offices of President and Chief Financial Officer on May 20, 2010, and resigned as Secretary on May 24, 2010.

(3)	Mr. Karl Brenza was appointed as Chief Executive Officer on May 20, 2010, and resigned from such office on May 24, 2010.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2009. No equity awards were made during the fiscal year ended December 31, 2009.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2009.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2009.

Potential Payments Upon Termination or Change in Control

Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the fiscal year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2009 we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the transaction, on May 24, 2010, we issued 244,022.78 preferred shares of Compass to the Tsingda shareholders in exchange for 100% of the outstanding shares of Tsingda Technology. In addition, we issued 6,239,220 ordinary shares to Eastbridge Investment Group Corporation pursuant to a consulting agreement between Compass and Eastbridge.   Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation S. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the offering, manner of the offering and number of securities offered. These shareholders made certain representations and warranties, including their investment intent and that they were not US Persons as defined in Rule 902(k) of Regulation S as required by Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S. They also agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 and Regulation S of the Securities Act. These restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” It is the Company’s position that the transaction met the requirements to qualify for exemption under Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S of the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

In connection with the Tsingda transaction, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Mr. Karl Brenza resigned as Chief Executive Officer and President of the Company, and Mr. Hui Zhang was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Joseph Rozelle resigned from his position as a director of the Company effective June 21, 2010 and on that same date Liu Juntao and Mr. Kang Chungmai have been appointed as new directors of the Company.

As explained more fully in Item 2.01, in connection with the Tsingda transaction, on May 24, 2010, Compass issued 244,022.78 preferred shares to the shareholders of Tsingda Technology. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares. After giving effect to the conversion rights, the Tsingda shareholders will own approximately 88% of the ordinary shares of the Company.

The following table sets forth, as of May 24, 2010, the number of Ordinary Shares and Preferred Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares or Preferred Shares.

	Number and			%
	Title of Shares	%	%	Total
Name and Address of	Beneficially	Ordinary	Preferred	Voting
Beneficial Owner	Owned(1)	Shares(2)	Shares(3)	Power(4)
Officers and Directors
Zhang Hui (5)	114,227 Preferred	*	46.810%	41.193%
Liu Juntao (5)	0	*	*	*
Kang Changmai (5)	0	*	*	*
Joseph Rozelle (6)	0	*	*	*
Karl Brenza (7)	549,051 Ordinary	5.5%	*	*
All officers and directors as a group (__ persons)	114,227 Preferred	5.5%	46.810%	41.193%
	549,051 Ordinary	5.5%

5% or greater shareholders
Clifford Teller (7)	549,051 Ordinary	5.5%	*	*
Christopher Fiore (7)	549,051 Ordinary	5.5%	*	*
MJR Holdings, Inc. (7)	1,098,103 Ordinary	11.0%	*	*
Nautilus Global Business Partners (8)	260,417 Ordinary	7.8%	*	*
Eastbridge Investments Group (9)	6,239,220 Ordinary	62.5%	*	7.5%
Zhang Wei (10)	18,375 Preferred	0	7.5%	6.6%
Yu Sheng (11)	18,116 Preferred	0	7.4%	6.5%
Lin Huayu (12)	18,955 Preferred	0	7.8%	6.8%
Tsing Da Century Education	114,227 Preferred	0	41.193%	41.193%
Technology Co., Ltd. (5)

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Ordinary Shares or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 9,982,749 Ordinary Shares issued and outstanding as of May 24, 2010.

(3)

Based on 244,022.78 Preferred Shares issued and outstanding as of the May 24, 2010. Each Preferred Share is convertible into 100 ordinary shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preferred Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)	Percentage of Total Capital Stock represents total ownership with respect to all shares of our Ordinary Shares and Preferred Shares, as a single class and on an “as converted” basis.

(5)

Tsing Da Century Education Technology Co., Ltd., a Belize corporation, is the record owner of such shares. Mr. Zhang Hui may be deemed to be the beneficial owner of shares owned by Tsing Da Century Education Technology Co., Ltd.

Address of the person is:

Room1803, Building13, Court58,

Qingta West Road, Fengtai District,  Beijing,100071

(6)

Address of the person is:

c/o Nautilus Global Business Partners

700 Gemini, Suite 100

Houston, TX 77058

Joe Rozelle resigned as the Secretary of the Company on May 20, 2010, and resigned as a director of the Company on June 21, 2010.

(7)	Address of the person is: c/o Maxim Group LLC 405 Lexington Ave New York, NY 10174 Karl Brenza resigned as the Chief Executive Officer and President of the Company on May 20, 2010.

(8)	Address of the person is: 8040 E. Morgan Trail Unit 18 Scottsdale, Arizona 85258 [add party]

(9)	Address of the person is: Room1603,Unit15,Building3, Xinshijie Center Apartment, Chongwen Menwai,Beijing,100062

(10)	Address of the person is: 7C,Building1, Jinrong Jidi,No.8 Kefa Road, Nanshan District, Shenzhen, Guangdong, 518048

(11)	Address of the person is: No.620, Zhongshan West Road, Changning District, Shanghai,200051

(12)	Address of the person is: Room401, No.16, Yangtaishan Road, Siming District, Xiamen, Fujian, 361000

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Directors

On June 21, 2010, Joseph Rozelle resigned as members of our board of directors. There were no disagreements between Mr. Rozelle and us or any officer or director of the Company.

(b)   Resignation of Officers

On May 24, 2010, Karl Brenza resigned as our President and Chief Executive Officer.

(c)   Appointment of Directors and Officers

The names of our current officers and directors as well as certain information about them, are set forth below:

NAME	AGE	POSITION
Zhang Hui	44	Chairman of the Board of Directors, Chief Executive Officer and President
Liu Juntao	48	Executive Vice President and Director (1)
Kang Chungmai	40	Secretary, Chief Financial Officer and Director (1)

Zhang Hui established Tsingda Century in 2003, and has been the company’s chairman, chief executive officer since its inception. From 1999 to 2003, he was vice president of Singapore Holding Group, during when he has integrated management methods and cultural diversity under different background efficiently, and then setting up a new branch for Singapore Holding Group-Holding Technology (Shenzhen) Co., Ltd. From 1995 to 1999, Mr. Zhang worked as the newsroom director and vice chief editor of China technology information magazine, successfully hatching the publication of the best choice of Chinese excellently expertise, Chinese diathesis education, Chinese innovation education and China education research. He graduated from Wuhan University of Technology in 1989.

Liu Juntao has been the executive vice-president in Tsingda since its inception. Prior to his employ with Tsingda, he experienced over 10 years of administrative work for government.  He also spent 5 years in private industry in the PRC where worked in product development, market exploiting and customer service. Mr. Liu graduated from Huazhong Agriculture University in 1983.

Kang Chungmai has been the chief financial officer and secretary of Tsingda since Jan. 2010. From 2004 to 2007, he worked as managing director in Zero2IPO Group in Beijing a financial consulting firm. From 1999 to 2002, he served as CFO in Optoma Electronics, the largest TFT-LCD backlight and DLP projector producer in the world. From 1996 to 1999, he served as financial manager in Far Eastern Department Stores, the largest chain of department stores in the Greater China Region based in Taipei. He had broad experiences in general financial management, debt and equity financing, foreign exchange hedging, offshore holding structure design, and investment evaluation. Mr. Kang holds his master degree in International Finance from the University of Westminster, London, UK in 1996. He also expects to receive the PhD degree in Management from the University of Edinburgh, Edinburgh, Scotland in 2010.

Except as noted above, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before Tsingda transaction.  As a result of the Tsingda transaction, Tsingda Management became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Combination has caused us to cease to be a shell company.  For information about the Combination, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Tsingda Education as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Tsingda Education as of March 31, 2010 and 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b) PRO FORMA FINANCIAL INFORMATION.

On May 24, 2010, Compass Acquisition Corporation acquired 100% of Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands company, which owns 100% of the stock of Beijing Tsingda Century Management Consulting Ltd. (Tsingda Management), a wholly foreign owned enterprise incorporated under the laws of the Peoples Republic of China (PRC).  Tsingda Management controls through a series of contractual agreements Beijing Tsingda Century Investment Consultant of Education Co. Ltd. (Tsingda Education).  Under the rules of the Securities and Exchange Commission, proforma financial statements of these four companies should be presented as part of this Form 8-K filing. However, the combined financial statements of these companies are not materially different than those of Tsingda Education alone which have been presented herein.  Therefore, proforma financial statements have not been presented.

(c) SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description
3.1	Memorandum of and Articles of Association of Compass(1)
3.2	Memorandum of Association of Compass(2)
3.3	Memorandum of and Articles of Association of Tsing Da Century Education Technology Co. Ltd(3)
10.1	Consulting Services Agreement dated April 26, 2010(3)
10.2	Operating Agreement dated April 26, 2010(3)
10.3	Option Agreement dated April 26, 2010(3)
10.4	Voting Rights Proxy Agreement dated April 26, 2010(3)
10.5	Equity Pledge Agreement dated April 26, 2010(3)
10.6	Share Exchange Agreement dated May 24, 2010 by and among Compass Acquisition Corporation and its controlling shareholders, and Tsing Da Century Education Technology Co. Ltd. and its shareholders (4).
99.1	Audited Consolidated Financial Statements of Tsingda Education as of December 31, 2009 and 2008.

(1) Incorporated herein by reference to the Form 10 Registration Statement filed on December 4, 2006.

(2) Incorporated herein by reference to the Form 10-Q Quarterly Report filed on May 15, 2008.

(3) Incorporated herein by reference to the Form 8-K Current Report filed on May 28, 2010.

(4) Incorporated by reference to the Form 8-K/A Current Report filed on June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS ACQUISITION CORPORATION

Date: August 13, 2010	By:	/s/ Mr. Zhang Hui
Mr. Zhang Hui President and Chief Executive Officer